As filed with the Securities and Exchange Commission on March 1, 2002.
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                           HIGHLANDS BANKSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Virginia                                   54-1796693
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                              340 West Main Street
                          Abingdon, Virginia 24210-1128
                                 (276) 628-9181
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

             Samuel L. Neese                      Copies of Communications to:
     Executive Vice President and
        Chief Executive Officer                   John M. Oakey, III, Esquire
        Highlands Bankshares, Inc.             Williams, Mullen, Clark & Dobbins
           340 West Main Street                      1021 East Cary Street
      Abingdon, Virginia 24210-1128                      P. O. Box 1320
              (276) 628-9181                     Richmond, Virginia 23218-1320
   (Name, Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent for Service)

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________
      If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

====================================== ================= ======================== ====================== ================
                                                            Proposed Maximum        Proposed Maximum        Amount of
         Title of Shares to              Amount to Be        Aggregate Price            Aggregate         Registration
            Be Registered               Registered (1)        Per Unit (2)           Offering Price            Fee
-------------------------------------- ----------------- ------------------------ ---------------------- ----------------
    Common Stock, $1.25 par value       50,000 shares            $25.375               $1,268,750             $117
====================================== ================= ======================== ====================== ================

(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(2) Pursuant to Rule 457(c), the offering price is based on the average of the high ($25.50) and low ($25.25) sales prices of one share of Common Stock on February 27, 2002, and has been established solely for the purpose of calculating the registration fee.

================================================================================

PROSPECTUS
March 1, 2002

                           HIGHLANDS BANKSHARES, INC.

                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN

                          50,000 SHARES OF COMMON STOCK


Dear Shareholders:

         We are pleased to send you this prospectus describing the Dividend Reinvestment and Stock Purchase Plan of Highlands Bankshares, Inc. The Plan offers our shareholders the opportunity to purchase shares of our common stock with automatically reinvested dividends or optional cash payments, without payment of brokerage commissions, fees or service charges.

         Shares of common stock purchased through the Plan will be purchased either from us at the market value determined by the Plan or in the open market. Dividends will be reinvested when paid by us, and shareholders who choose to participate in the Plan may participate with respect to all or any portion of their shares. Optional cash purchases may be made at any time, but may not be less than $100 per payment or total more than $5,000 per calendar quarter. We pay all brokerage commissions, fees, service charges and other expenses in connection with the Plan, except brokerage fees incurred upon the sale of shares held under the Plan.

         You may enroll in the Plan at any time by completing an Authorization Card and returning it to Highlands Union Bank, the Plan's agent.

         If you choose not to participate in the Plan, you will continue to receive cash dividends, when and if declared by our Board of Directors. The Plan does not represent a change in our dividend policy or a guaranty of future dividends. The declaration of dividends by our Board of Directors will continue to depend on earnings and other factors.

         We are offering shares of our common stock under this prospectus only to residents of Virginia and other states where the shares that we are offering have been registered under applicable securities laws or where an exemption from registration exists. A listing of those states is available from us or the Plan's agent upon request.

         Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         This prospectus describes the Plan as currently in effect, and you are urged to read it carefully before deciding whether to participate.



                                           /s/ Samuel L. Neese

                                           SAMUEL L. NEESE
                                           Executive Vice President and Chief
                                           Executive Officer

                       WHERE YOU CAN FIND MORE INFORMATION

         Our corporate headquarters are located at 340 West Main Street in Abingdon, Virginia 24210, and our telephone number is (276) 628-9181.

         Highlands Bankshares, Inc., which we will refer to as we, us or our, is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC's public reference room facility located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Highlands Bankshares, Inc., that file documents with the SEC electronically through the SEC's electronic data gathering, analysis and retrieval system known as EDGAR.

         This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with it for further information regarding us and the shares of our common stock being sold by this prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses set forth above.

         We also maintain an Internet site at www.hubank.com, which contains information relating to us and our business.

                          INCORPORATION OF INFORMATION
                            THAT WE FILE WITH THE SEC

         The SEC allows us to "incorporate by reference" information that we file with the SEC. This means:

         o        incorporated documents are considered part of this prospectus;
                  and

         o we can disclose important information to you by referring you to those documents.

         We incorporate by reference the documents listed below, which have been filed with the SEC:

         o        Our Annual Report on Form 10-K for the year ended December 31,
                  2000.

         o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

         o The description of our common stock as set forth in a registration statement on Form 8-A, dated January 24, 1996.

         We also incorporate by reference all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering.

         We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

                                Robert M. Little
                                   Controller
                           Highlands Bankshares, Inc.
                                  P.O. Box 1128
                          Abingdon, Virginia 24212-1128
                            Telephone: (276) 628-9181
                            Facsimile: (276) 619-2106

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. No one else is authorized to provide you with different information. We are not making an offer of shares of our common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our financial condition and results may have changed since that date.

                             DESCRIPTION OF THE PLAN

         The following, in question and answer form, describes the Plan. If you do not wish to participate in the Plan, you will receive cash dividends, if and when declared by our Board of Directors.

                             Purposes and Advantages
                             -----------------------

         1.       What is the purpose of the Plan?

         The purpose of the Plan is to give eligible shareholders a means of investing cash dividends and/or optional cash payments in shares of our common stock, without paying brokerage commissions, service charges or other expenses. In the case of shares purchased directly from us, we will receive additional funds for our general corporate purposes.

         2.       What are the advantages of the Plan?

         Participants in the Plan may:

         o Reinvest dividends and invest optional cash payments without brokerage commissions or other charges.

         o Invest the full available amount of all dividends as the Plan provides for fractional interests in the shares held in the Plan.

         o Avoid safekeeping requirements and record-keeping costs through the free custodial service and reporting provisions of the Plan.

                                  Participation
                                  -------------

         3.       Who is eligible to participate?

         Any record or beneficial holder of shares of our common stock is eligible to participate in the Plan with respect to any or all of his or her shares. A holder of record is a person who owns shares of our common stock registered in his or her name on our records. A beneficial holder is a person who owns shares of our common stock in "street name," such as through a broker or other nominee.

         In addition, employees of Highlands Bankshares, Inc. and its wholly owned subsidiaries who own shares of our common stock are eligible to participate through payroll deductions in the Plan.

         4. How does an eligible shareholder become a participant in the Plan?

         An eligible shareholder may join the Plan by signing the Authorization Card and returning it to the Plan's agent. An Authorization Card may be obtained at any time by request to the Plan's agent or to us. (See Question #8 on page 8 below for the name and address of the Plan's agent.)

         Employees of Highlands Bankshares, Inc. and its wholly owned subsidiaries who are also shareholders may join the Plan by completing and signing the Authorization Card and returning it to the payroll departments. Employee-shareholders may obtain Authorization Cards at any time by written request to their respective payroll departments.

         5.       When may a shareholder join the Plan?

         An eligible shareholder may join the Plan at any time.

         If an Authorization Card specifying reinvestment of dividends is received by the Plan's agent at least five business days before the record date established for payment of a particular dividend, reinvestment will start with that dividend payment. If the Authorization Card is received less than five business days before the record date established for payment of a particular dividend, the reinvestment of dividends through the Plan will begin with the next dividend.

         Question #13 on page 12 below has additional information on the investment of optional cash payments.

         6.       What does the Authorization Card provide?

         The Authorization Card allows you to indicate by checking the appropriate box how you wish to participate in the Plan. You may indicate whether you want to reinvest dividends paid on all or a specified number of your shares of our common stock only, whether you want to reinvest dividends with the option of purchasing additional shares of common stock with cash payments, or whether you want to participate in the Plan by making optional cash payments only.

         Dividends on all shares purchased for your account under the Plan, whether through dividend reinvestment or optional cash payments, will be automatically reinvested in additional shares of our common stock, unless the shares are withdrawn from the Plan. (See Questions #19 and #20 on page 15 below for further information.)

         7. May a participant change his or her method of participation after enrollment?

         Yes. If a participant elects initially to participate only in the optional cash payment feature, but decides later to enroll in the dividend reinvestment feature, the participant must execute and return to the Plan's agent an additional Authorization Card (as described in Question #4 above). If a participant elects initially to participate in the dividend reinvestment feature, but decides later to participate in the optional cash payment feature only, or if a participant wishes to change the number of shares for which dividends will be reinvested, the participant must notify the Plan's agent in writing to that effect, but that notification must be received at least five business days before a particular dividend record date in order to apply to the reinvestment of the corresponding dividend.

                                 Administration
                                 --------------

         8.       Who administers the Plan for participants?

         Highlands Union Bank, our wholly-owned subsidiary, acts as the Plan's agent and administers the Plan for participants, arranges for the custody of share certificates, keeps records, sends statements of account to participants and performs other duties relating to the Plan. All correspondence relating to the Plan should include your account number and should be addressed as follows:

                       Highlands Bankshares, Inc. Dividend
                      Reinvestment and Stock Purchase Plan
                              Highlands Union Bank
                              340 West Main Street
                            Abingdon, Virginia 24210

         You can call the Plan's agent at (276) 628-9181 if you have any questions.

         (See Question #25 on page 17 below for additional information regarding the responsibilities of the Plan's agent.). Other inquiries regarding the Plan and Highlands Bankshares, Inc. should be directed to Robert M. Little, Controller, Highlands Bankshares, Inc., P.O. Box 1128, Abingdon, Virginia 24212-1128.

                                      Costs
                                      -----

         9. Are there any expenses to participants in connection with purchases under the Plan?

         No. Participants will not incur any brokerage commissions or service charges for the purchases made under the Plan. We will pay all of the Plan's administrative expenses, but we will not pay brokerage commissions and taxes, if any, when shares are sold for a participant's account. (See Question #19 on page 15 below for information on a participant's expenses for the liquidation of fractional interests.)

                               Purchase of Shares
                               ------------------

         10. How many shares of our common stock will be purchased for participants?

         If you become a participant in the Plan, the number of shares that we will purchase for your account depends on the amount of your dividend and/or optional cash payments and the market price of shares of our common stock. Your account will be credited with that number of shares, including fractional interests computed to four decimal places, equal to the total amount to be invested, divided by the applicable purchase price per share. (See Question #11 on page 9 below for an explanation of the purchase price.)

         11. When and at what price will shares of our common stock be purchased under the Plan?

         Purchases with reinvested dividends and optional cash payments received in a calendar quarter will be made within 30 days of the dividend payment date or end of the quarter in which we receive them, as applicable. Participants will become owners of the shares purchased for them under the Plan on the date when the shares are purchased. The holding period for federal income tax purposes, however, will begin on the following day. (See Question #21 on page 15 below for an explanation of certain federal income tax consequences.)

         We have established criteria, which we describe below, for the prices at which shares of our common stock will be purchased, depending on whether they are purchased directly from us or in the open market. We have attempted to base these criteria on the current market price of our stock. There is, however, no established trading market for shares of our common stock. While we are aware of the prices of some trades in our stock, which occur from time to time in privately negotiated transactions, we are not aware of the prices of all trades. In addition, we are aware that there are isolated trades that may be at prices that are significantly higher or lower than the price for other trades in our stock. Despite our efforts to purchase shares at a market price, it is possible that the Plan will pay more from time to time than the price that would prevail if our stock traded on an established market.

         At our option, shares of our common stock will be purchased either from us or in the open market, as follows:

         o The purchase price of shares of our common stock purchased directly from us will equal the lesser of the weighted average of the sales prices of our common stock in transactions where we know the sale price that have occurred since the previous purchase of shares by the Plan or 115% of the weighted average price paid by the Plan for shares purchased in the immediately preceding calendar quarter. The minimum price for shares purchased from us will be 85% of the weighted average price paid by the Plan in the immediately preceding calendar quarter. If there have been no such transactions since the previous purchase of shares by the Plan, the purchase price will equal the weighted average price paid by the Plan for shares purchased in the immediately preceding calendar quarter.

         o Shares of our common stock purchased in the open market will be purchased at the current market price. However, shares will not be purchased in the open market at a price that exceeds 115% of the weighted average purchase price paid by the Plan for shares purchased in the immediately preceding calendar quarter. If the Plan attempts to, but does not, spend all reinvested dividends or optional cash payments in the open market within 30 days of the dividend payment date or the end of a calendar quarter (as applicable) the unused funds will be used to purchase shares from us. The price paid for shares purchased from us in that case will be equal to the weighted average price for shares purchased in the open market by the Plan in the previous 30 days. The minimum price for shares purchased from us will be 85% of the weighted average price paid by the Plan in the immediately preceding calendar quarter. If no shares were purchased by the Plan in the open market in that 30 day period, the price will equal the weighted average price paid by the Plan for shares purchased in the immediately preceding calendar quarter.

         o If the Plan purchases shares from us in the first calendar quarter that it purchases shares, the price will be the weighted average of the sale prices of our common stock in transaction where we know the sale price that occur in the first calendar quarter of 2002.

         No purchases may be made directly from us in the event that the purchase price per share is less than the par value of shares of our common stock, which is $1.25 per share. In that event, any dividends payable and optional cash payments received, and not previously invested, will be used to purchase shares of our common stock in the open market.

         12. Will certificates be issued for shares of our common stock purchased under the Plan?

         Unless requested by a participant, separate certificates for shares of our common stock purchased under the Plan will not be issued to participants. Certificates for shares purchased will be issued to and held by a nominee of and for the benefit of the Plan's participants. The number of shares purchased for your account under the Plan will be shown on your statement of account. This feature protects against loss, theft or destruction of stock certificates.

         Certificates for any number of whole shares credited to a participant's account under the Plan will be issued without charge upon the participant's written request. Any remaining full shares and fractional interests will continue to be credited to the participant's account. Certificates representing fractional interests will not be issued under any circumstances. (See Question #18 on page 14 below for instructions on certificate issuance.)

         13.      Who will be eligible to make optional cash payments?

         Eligible shareholders of our common stock who have submitted a signed Authorization Card are eligible to make optional cash payments under the Plan at any time. We will apply any optional cash payments received from a participant five or more business days before the end of a calendar quarter to the purchase of shares of common stock for the account of the participant within 30 days after the end of that calendar quarter. Optional cash payments received within five business days before the end of a calendar quarter may be held for investment through the Plan after the end of the following calendar quarter. However, we urge you to make your optional cash payment near the end of a calendar quarter to avoid losing interest on your money.

         A participant may make an initial optional cash payment when enrolling in the Plan by enclosing a check or money order with the Authorization Card. You should make checks or money orders for optional cash payments to be invested through the Plan payable to "Highlands Union Bank - Dividend Reinvestment Plan Agent." You should return these payments along with the Authorization Card in the envelope provided. Thereafter, you may make optional cash payments at any time by sending them to the Plan's agent at the address set forth in Question #8 on page 8 above.

         Please include your Plan account number on your check or money order (or other instrument). We will not pay interest on any optional cash payments. A participant may have a cash payment returned without investment by delivering a written request to the Plan's agent at least 48 hours before it is to be invested.

         14.      What are the limits on making optional cash payments?

         The option to make cash payments is available at any time. However, we urge you to make your optional cash payment near the end of a calendar quarter to avoid losing interest on your money. The same amount of money need not be sent each quarter, and you are under no obligation to make an optional cash payment in any quarter. Any optional cash payments that you wish to make may not be less than $100, and payments by a participant may not total more than $5,000 in any calendar quarter. We reserve the right, in our sole discretion, both to determine who is an owner of shares of our common stock for purposes of these restrictions and to determine whether optional cash payments on behalf of any particular owner total more than $5,000 in any calendar quarter.

                             Reports to Participants
                             -----------------------

         15.      What kind of reports will be sent to participants in the Plan?

         As soon as practicable after each purchase, a participant will receive a report of all transactions since the last report. The report will include a statement of the number of shares allocated to the participant's account, the amount of dividends received that are allocable to the participant, the number of shares of our common stock purchased and the price paid. These statements will provide a record of the cost of the purchases under the Plan and should be retained for tax purposes. In addition, each participant will receive copies of our annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

                                    Dividends
                                    ---------

         16. Will participants be credited with dividends on shares held in their accounts under the Plan?

         Yes. The Plan's agent will receive dividends for all shares held in the Plan on a dividend record date and will credit those dividends to participants' accounts on the basis of full shares and fractional interests credited to those accounts. The dividends will be automatically reinvested in additional shares of our common stock.

                    Discontinuation of Dividend Reinvestment
                    ----------------------------------------

         17. How does a participant discontinue the reinvestment of dividends under the Plan?

         A participant may discontinue the reinvestment of dividends under the Plan by notifying the Plan's agent in writing to that effect. Any notice of withdrawal received within five business days of a dividend record date will not be effective until dividends paid for that record date have been reinvested and the shares purchased have been credited to the participant's Plan account.

         The options open to participants who wish to discontinue participation in the dividend reinvestment feature are as follows:

         o withdrawal from the dividend reinvestment feature, while continuing to participate in the optional cash payment feature, or

         o complete withdrawal from the Plan (dividend reinvestment and optional cash payment feature).

         If a participant withdraws from the dividend reinvestment portion of the Plan without withdrawing from the optional cash payment feature, we will continue to reinvest dividends paid on shares held in the participant's account until the participant withdraws from the Plan.

                      Withdrawal of Shares in Plan Accounts
                      -------------------------------------

         18. How may a participant withdraw shares purchased under the Plan?

         A participant who has purchased shares of our common stock under the Plan may withdraw all or a portion of his or her shares from a Plan account by notifying the Plan's agent in writing to that effect and specifying in the notice the number of shares to be withdrawn. This notice should be mailed to the Plan's agent at the address set forth in Question #8 on page 8 above.

         A participant who changes his or her place of residence must promptly notify the Plan's agent of the change of address. (See Question #25 on page 17 below.) If a participant moves to a state where the shares offered pursuant to the Plan are not registered or exempt from registration under applicable securities law, that participant will be deemed to have withdrawn from the Plan as to all shares held by the participant in the Plan.

         Certificates for whole shares of our common stock withdrawn from the Plan will be registered in the name of, and issued to, the participant. Certificates representing fractional shares will not be issued. Any notice of withdrawal received within five business days of a dividend record date will not be effective until dividends paid for that record date have been reinvested and the shares credited to the participant's Plan account.

         The Plan will sell some or all of a participant's shares held under the Plan upon receipt of written instructions from a participant. The Plan's agent processes all sales as promptly as practicable. After the sale of those shares, the Plan will remit to the participant a check with the proceeds of the sale, less brokerage commissions and any applicable taxes. The Plan's agent must receive written instructions from the participant at least 48 hours before the sale. Sales of a participant's shares will be made at then current market prices in transactions carried out through one or more brokerage firms. No shares will be sold between the fifth business day prior to a dividend record date and the following dividend payment date.

         19. What happens to any fractional interest when a participant withdraws all shares from the Plan?

         Any fractional interest withdrawn will be liquidated, and a cash payment will be made promptly from the resulting proceeds, less brokerage commissions and transfer taxes, if any. The Plan's agent will mail net sales proceeds for any fractional interest together with certificates for whole shares directly to the withdrawing participant.

         20. What happens to a participant's Plan account if all shares in the participant's own name are transferred or sold?

         If you dispose of all shares of our common stock registered in your own name, the Plan's agent will continue to reinvest the dividends on the shares held in your Plan account, unless you also withdraw or sell all shares held in your account under the Plan.

                         Federal Income Tax Consequences
                         -------------------------------

         21. What are the federal income tax consequences of participation in the Plan?

         The Plan does not offer a discount for purchases of shares of our common stock with reinvested dividends. In the absence of a discount feature, the Internal Revenue Service has ruled that shareholders participating in dividend reinvestment plans are treated for federal income tax purposes as having received the full amount of the cash distribution that was payable, even though the shareholder received no cash, but instead received credit for stock of equivalent value. In addition, a shareholder will be taxed on any broker commissions, fees or service charges that we pay for in connection with a purchase of our common stock for the shareholder under the Plan.

         To the extent distributions by us to our shareholders are treated as made from our earnings and profits, the distributions will be dividends taxable as ordinary income. At the present time, we expect to have sufficient earnings and profits so that participating shareholders can expect that the full amount of any distribution under the Plan will be taxable as a dividend.

         In the case of corporate shareholders, the full amount of dividends reinvested will be eligible for the dividends-received deduction available under the Internal Revenue Code.

         In the case of foreign shareholders whose taxable income under the Plan is subject to federal income tax withholding and in the case of any other shareholders as to whom federal income tax withholding on dividends is required, we will make dividend reinvestment net of the amount of tax required to be withheld.

         The tax basis of any shares acquired through the Plan will be the purchase price on the applicable purchase date. The holding period for shares acquired through the Plan will begin on the day after the purchase date.

         Participants should consult their own tax advisors as to the tax consequences of Plan transactions. Certain tax information will be provided to participants by the Plan's agent as described in Question #15 on page 13 above.

                                Other Information

         22. What happens if we have a common stock rights offering, issue a stock dividend or declare a stock split?

         Participation in any rights offering will be based upon both the shares registered in participants' names and the shares (including fractional interests) credited to participants' Plan accounts. Any stock dividend or share resulting from stock splits with respect to full shares and fractional interests credited to participants' accounts will be added to their accounts. Any securities other than shares of our common stock or rights to subscribe for securities other than shares of our common stock received in respect of the shares held in the accounts of participants will be distributed by the Plan's agent to the participants and will not become part of the Plan.

         23. How will a participant's Plan shares be voted at a meeting of shareholders?

         All shares of our common stock credited to your account under the Plan will be voted as you direct. If on the record date for a meeting of shareholders there are shares credited to your account under the Plan, you will be sent the proxy material for that meeting. When you return an executed proxy, it will be voted with respect to all shares credited to you. Or, if you elect, you may direct the vote of all of your shares in person at the shareholders' meeting.

         24. What procedures should be followed to sell or pledge shares held in the Plan?

         A participant who wishes to sell or pledge shares from his or her account must request the withdrawal of such shares as described in Question #18 on page 14 above.

         25.      What is the responsibility of the Plan's agent?

         The Plan's agent receives the participants' dividend payments, invests the amounts in additional shares of our common stock, maintains continuing records of each participant's account, and advises participants as to all transactions in and the status of their accounts. The Plan's agent acts in the capacity of agent for the participants.

         All notices from the Plan's agent to a participant will be addressed to the participant at his or her last address of record with the Plan's agent. The mailing of a notice to a participant's last address of record will satisfy the Plan's agent's duty of giving notice to that participant. Therefore, participants must promptly notify the Plan's agent of any change of address.

         The Plan's agent, a participant's nominee or nominees, and we will not have any responsibility for acts taken or not taken in connection with the Plan, including, for example, any claim for liability arising out of failure to terminate a participant's account upon the participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency. In addition, these parties will not have any duties, responsibilities or liabilities except for those that the Plan expressly provides for.

         The Plan's agent had no responsibility with respect to the preparation or content of this Prospectus.

         The participant should recognize that neither we nor the Plan's agent can provide any assurance that shares purchased under the Plan will be worth, at any particular time, more or less than their purchase price.

         All transactions in connection with the Plan, including the optional cash payment feature, shall be governed by the laws of the Commonwealth of Virginia.

         26.      May the Plan be changed or discontinued?

         While we hope to continue a dividend reinvestment and stock purchase plan indefinitely, our Board of Directors reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will be notified of any suspension, termination or modification. We also may adopt reasonable procedures for the administration of the Plan.


                                 USE OF PROCEEDS

         We do not know the number of shares of our common stock that ultimately will be purchased under the Plan or the prices at which shares will be sold. If the Plan purchases shares of common stock directly from us, the net proceeds from these transactions will be added to our general funds and used for general corporate purposes.


                                 INDEMNIFICATION

         Our Articles of Incorporation, as well as the statutes of the Commonwealth of Virginia, contain provisions providing for the indemnification of our directors and officers against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     EXPERTS

         The consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, which we have incorporated by reference into this prospectus, have been audited by Brown, Edwards & Company, L.L.P., independent certified public accountants, as stated in their report included in the Annual Report, and have been incorporated by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

         Documents that we have not yet filed and that we have incorporated by reference into this prospectus will include financial statements, related schedules (if required) and auditors' reports. Those financial statements and schedules will have been audited to the extent and for the periods set forth in those reports by the firm or firms rendering the reports and, to the extent so audited and consent to incorporation by reference is given, will be incorporated by reference in reliance upon those reports given upon the authority of the firm or firms as experts in accounting and auditing.


                                  LEGAL MATTERS

         Williams, Mullen, Clark & Dobbins, counsel to Highlands Bankshares, Inc., will pass upon the validity of the shares of our common stock to be issued by us pursuant to the Plan.

=========================================================     ======================================================

We have not authorized any dealer, salesperson or
other person to give any information or to represent
anything not contained in this prospectus. You
must not rely on any unauthorized information or
representations.  This prospectus is an offer to sell                                [LOGO]
only the securities offered hereby, but only in the
jurisdictions where it is lawful to do so. The
information contained in this prospectus is current                        HIGHLANDS BANKSHARES, INC.
only as of March 1, 2002.
                                                                            DIVIDEND REINVESTMENT AND
         ___________________________                                           STOCK PURCHASE PLAN

                   Table of Contents
                                                 Page

Where You Can Find More Information................3                              50,000 Shares
Incorporation of Information that We File
  with the SEC.....................................4                              Common Stock
Description of the Plan
     Purposes and Advantages.......................6
     Participation.................................6                            ($1.25 Par Value)
     Administration................................8
     Costs.........................................9
     Purchase of Shares............................9
     Reports to Participants......................13
     Dividends....................................13                           __________________
     Discontinuation of Dividend
       Reinvestment...............................13                               PROSPECTUS
     Withdrawal of Shares in Plan                                              __________________
       Accounts...................................14
     Federal Income Tax Consequences..............15
     Other Information............................16
Use of Proceeds...................................18
Indemnification...................................18
Experts...........................................19                           Dated March 1, 2002
Legal Matters.....................................19

=========================================================     ======================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.     Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee...............    $    117*
Printing Expenses.................................................       3,000
Accounting Fees and Expenses......................................         500
Legal Fees and Expenses...........................................      10,000
Miscellaneous Expenses............................................       1,383
                                                                    ----------
   Total                                                              $ 15,000
____________
* Represents actual expenses. All other expenses are estimates.


Item 15.     Indemnification of Directors and Officers

         The Virginia Stock  Corporation Act, Title 13.1 of the Code of Virginia
(1950), as amended (the "Virginia Act"), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he or she has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant against expenses and liabilities incurred in legal proceedings and authorizing the Board of Directors to advance and reimburse expenses to the fullest extent permitted by Virginia law.


Item 16.     Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1    Articles  of  Incorporation  of  the  Registrant   (restated  in
                electronic format).

         4.2 Bylaws of the Registrant attached as Exhibit 3.2 to the Registration Statement on Form 8-A, File No. 000-27622, filed with the Commission on January 24, 1996, incorporated herein by reference.

         4.3 Dividend Reinvestment and Stock Purchase Plan of the Registrant (set forth in full under the heading "Description of Plan" in the Prospectus).

         5.1    Opinion of Williams, Mullen, Clark & Dobbins.

         23.1   Consent  of  Williams,  Mullen,  Clark &  Dobbins  (included  in
                Exhibit 5.1).

         23.2   Consent of Brown, Edwards & Company, L.L.P.

         24.1   Powers of Attorney (included on signature page).

         99.1   Authorization Form.


Item 17.     Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however,  that  paragraphs   (a)(1)(i)  and
                           (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington County, Commonwealth of Virginia, on 13th day of February, 2002.

                                           HIGHLANDS BANKSHARES, INC.



                                           By:       /s/ Samuel L. Neese
                                               ---------------------------------
                                               Samuel L. Neese
                                               Executive Vice President and
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Samuel L. Neese and James T. Riffe, each of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                              Title                              Date
            ---------                              -----                              ----

      /s/ James D. Morefield               Chairman of the Board                February 13, 2002
----------------------------------             and Director
        James D. Morefield



       /s/ James D. Moore, Jr.                   President                      February 13, 2002
----------------------------------
        James D. Moore, Jr.



       /s/ J. Carter Lambert             Vice Chairman and Director             February 13, 2002
----------------------------------
        J. Carter Lambert



            Signature                              Title                              Date
            ---------                              -----                              ----


       /s/ Samuel L. Neese                Executive Vice President              February 13, 2002
----------------------------------      and Chief Executive Officer
         Samuel L. Neese               (Principal Executive Officer)


        /s/ James T. Riffe          Executive Vice President and Cashier        February 13, 2002
----------------------------------          (Principal Financial
          James T. Riffe                   and Accounting Officer)



     /s/ William E. Chaffin                       Director                      February 13, 2002
----------------------------------
      William E. Chaffin



      /s/ E. Craig Kendrick                       Director                      February 13, 2002
---------------------------------
        E. Craig Kendrick



       /s/ Clydes B. Kiser                        Director                      February 13, 2002
---------------------------------
        Clydes B. Kiser



     /s/ Charles P. Olinger                       Director                      February 13, 2002
---------------------------------
       Charles P. Olinger



    /s/ William J. Singleton                      Director                      February 13, 2002
---------------------------------
      William J. Singleton



     /s/ H. Ramsey White, Jr.                     Director                      February 13, 2002
---------------------------------
      H. Ramsey White, Jr.

                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

        4.1      Articles  of  Incorporation  of  Highlands   Bankshares,   Inc.
                 (restated in electronic format).

        4.2 Bylaws of Highlands Bankshares, Inc. attached as Exhibit 3.2 to the Registration Statement on Form 8-A, File No. 000-27622, filed with the Commission on January 24, 1996, incorporated herein by reference.

        4.3      Dividend  Reinvestment  and Stock  Purchase  Plan of  Highlands
                 Bankshares,   Inc.   (set  forth  in  full  under  the  heading
                 "Description of Plan" in the Prospectus).

        5.1      Opinion of Williams, Mullen, Clark & Dobbins.

        23.1     Consent  of  Williams,  Mullen,  Clark & Dobbins  (included  in
                 Exhibit 5.1).

        23.2     Consent of Brown, Edwards & Company, L.L.P.

        24.1     Powers of Attorney (included on signature page).

        99.1     Authorization Form.